 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2008

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17771	75-2243266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-4402

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2008, the registrant received notice from the NASDAQ Stock Market (“NASDAQ”) of the failure of the registrant to maintain a minimum of $2,500,000 in stockholders’ equity at June 30, 2008, as required by NASDAQ Marketplace Rule 4310(c)(2).

NASDAQ’s August 27th notice does not affect the notice of delisting previously received by registrant from NASDAQ in respect of the failure of registrant’s common stock to maintain a minimum bid price of $1.00 per share, which was described in the registrant’s Current Report on Form 8-K, filed on August 25, 2008.  The registrant is currently appealing NASDAQ’s determination, and a hearing before a NASDAQ Listing Qualifications Panel (the "Panel") has been scheduled for October 23, 2008 to address registrant's appeal.  The Panel will also consider the matter contained in the August 27th notice in rendering a determination regarding the registrant’s continued listing on The NASDAQ Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        FRANKLIN CREDIT MANAGEMENT CORPORATION

        By:  /s/ Paul D. Colasono
    Name:    Paul D. Colasono
    Title:      Chief Financial Officer and
 Executive Vice President

Date:                      August 28, 2008